Exhibit 10.3

KIMBALL ELECTRONICS, INC.
LONG-TERM PERFORMANCE SHARE AWARD
This Long-Term Performance Share Award (“LTPSA”) dated _____________________, is awarded by Kimball Electronics, Inc. (“Company”), an Indiana corporation, to _______________________ (“Recipient”) pursuant to the terms of the Company’s 2014 Stock Option and Incentive Plan (“Plan”).
WHEREAS, the Compensation & Governance Committee of the Company (“Committee”) believes it to be in the best interests of the Company and its shareowners for its employees to obtain or increase their shareowner interests in the Company in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable, thereby aligning the personal interests of employees to the Company shareowners; and
WHEREAS, the Recipient is employed by the Company or one of its subsidiaries;
NOW, THEREFORE, in consideration of these premises and of services to be performed by the Recipient, the Company hereby makes this LTPSA to the Recipient on the following terms and conditions hereafter expressed and subject to the terms of the Plan.
AWARD
The Company hereby awards to the Recipient a total of ___________________________ (_________) shares of Common Stock (“Common Stock”) of the Company, to be awarded in equal installments over the succeeding five (5) fiscal years of the Company (“Annual Installment”) based upon the following schedule:
______ shares for the fiscal year ending June 30, _____
______ shares for the fiscal year ending June 30, _____
______ shares for the fiscal year ending June 30, _____
______ shares for the fiscal year ending June 30, _____
______ shares for the fiscal year ending June 30, _____
EXPIRATION OF AWARD
The LTPSA expires upon the final grant of shares or forfeiture of award, as the case may be, pursuant to the terms of this Agreement.

SHARES OF AWARD
Shares of the Annual Installment to be granted will be determined by the Worldwide Category 1 bonus percentage computed under the Company’s Profit Sharing Incentive Bonus Plan (“Bonus Plan”) for the applicable fiscal year ended June 30 (“Bonus Percent”). Shares granted are determined by computing a percentage based upon a ratio, the numerator of which will be the Bonus Percent, divided by a denominator of 40% (“Grant Percentage”). The Grant Percentage may not exceed 100%. The Grant Percentage is then multiplied by the Annual Installment to determine the shares to be granted. In computing the shares received, the shares will be rounded down to a full share excluding any fractional shares. The resulting shares will be granted within 2 ½ months after the end of the applicable Company fiscal year.
FORFEITURE OF AWARD
To be granted shares under the terms of this LTPSA, the Recipient must be a full time and eligible employee of the Company at the time shares are granted, except for

•	Death

•	Permanent Disability

•	Retirement after attaining the minimum retirement age under the governmental retirement system for the applicable country (age 62 in the U.S.)

•	Determination of Ineligibility by the Company
If, during any fiscal year, a Recipient’s employment is terminated because of Death, Permanent Disability, or Retirement, or Ineligibility is Determined, the Recipient’s shares are determined by multiplying the Annual Installment shares computed for the applicable fiscal year by a fraction determined by:

•
Numerator = number of months in the current fiscal year that the Recipient was a full time and eligible employee, including the month in which the termination of employment or eligibility ends, which shall be considered a full month.

•	Denominator = 12 months.
In such cases, the Recipient’s (or beneficiary, in the event of Recipient’s death) shares will be granted within 2 ½ months after the end of the Company’s fiscal year. Any Annual Installments for future fiscal years are forfeited.
TAXES
The taxable value of the shares granted will be the number of shares received multiplied by the share price (determined under the applicable tax regulations) as of the date of the issuance.
Taxes due will be satisfied by having shares withheld equal in value to the minimum amount of federal, state and local taxes required by the taxing authorities.
The value of the shares withheld will be determined by using the appropriate method under applicable tax regulations.

RESTRICTIONS ON GRANTED SHARES
There will be no restrictions on the shares of Common Stock granted under the LTPSA.
NON-TRANSFERABILITY – DEATH
This LTPSA is not transferable by the Recipient otherwise than by will or the laws of descent and distribution.
SHARE CHANGES
If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares subject to the LTPSA hereunder shall be changed in proportion to the change in issued shares. If, during the term of this LTPSA, the Common Stock of the Company shall be changed into another kind of securities of the Company, or into cash, securities, or evidences of indebtedness of another corporation, other property, or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Company shall cause adequate provision to be made whereby the Recipient shall thereafter be entitled to receive upon expiration of the LTPSA, the cash, securities, evidences of indebtedness, other property or any combination thereof, the Recipient would have been entitled to receive for Common Stock acquired through this LTPSA immediately prior to the effective date of such transaction. If appropriate, the number of shares of this LTPSA following such reorganization, sale, merger, consolidation or other similar transaction may be adjusted, in each case in such equitable manner as the Committee may select.
AMENDMENT
In the event any new modifications or changes are made to existing laws that render any or all of this Agreement illegal or unenforceable, this Agreement may be amended to the extent necessary in order to carry out the intention of the Award to the Recipient. The Committee may amend this Agreement in other respects, without the Participant’s consent, if the amendment will not have an adverse effect on the Participant’s rights under this Agreement as in effect immediately before the amendment.
PLAN CONTROLLING
The LTPSA is subject to all of the terms and conditions of the Plan except to the extent that those terms and conditions are supplemented or modified by this Agreement, as authorized by the Plan. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan. All determinations and interpretations of the Committee shall be binding and conclusive upon the Recipient and his or her legal representatives.

QUALIFICATION OF RIGHTS
Neither this Agreement nor the existence of the LTPSA shall be construed as giving the Recipient any right (a) to be retained as an employee of the Company; or (b) as a shareholder with respect to the shares of Common Stock underlying the LTPSA until the certificates for the Common Stock have been issued and delivered to the Recipient.
GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.
SUCCESSORS AND ASSIGNS
This agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties, subject to the other provisions hereof.
WAIVER
The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
TITLES
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.
IN WITNESS WHEREOF, the Company and the Recipient have agreed to the terms and conditions of this Award all as of the day and date first above written.

KIMBALL ELECTRONICS, INC.

By:		By:
Printed Name:		Recipient
Title:

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